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                                     UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549




                               _________________________


                                       FORM 8-K


                               _________________________


                                    CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported):  March 22, 2001



                                CARRIAGE SERVICES, INC.
                (Exact name of registrant as specified in its charter)



     DELAWARE                         1-11961                   76-0423828
(State of Incorporation)      (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)


1900 SAINT JAMES PLACE, 4TH FLOOR, HOUSTON, TX                    77056
  (Address of principal executive offices)                      (Zip Code)


                                  (713) 332-8400
               (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

   Carriage Services, Inc. (the "Company") has finalized its discussions with the staff of the Securities and Exchange Commission ("SEC") regarding the implementation of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB No. 101). The Company has implemented SAB No. 101 at the beginning of the fourth quarter of 2000. The impact of SAB No. 101 will be made effective January 1, 2000, and the Company will restate its earnings for the first three quarters of 2000 in its Annual Report on Form 10-K for the year ended December 31, 2000. As a result of the discussions with the SEC Staff, the Company has agreed to change certain of its accounting methods primarily with respect to the timing of revenue recognition related to preneed cemetery revenues. The Company's discussions with the SEC regarding the application of SAB No. 101 are fully described in the letter to Mr. Lynn E. Turner, Chief Accountant, Securities and Exchange Commission attached as
Exhibit 99.1 to this Current Report on Form 8-K, which exhibit is hereby incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

  (c) Exhibits.

      99.1  Letter dated March 22, 2001 from Carriage Services, Inc. to Mr. Lynn
            E. Turner, Chief Accountant, Securities and Exchange Commission, regarding the Company's conclusions regarding the application of SAB No. 101.






















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                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              CARRIAGE SERVICES, INC.



                                              By: /s/ Thomas C. Livengood
Dated:  March 27, 2001                           -----------------------------
                                                 Thomas C. Livengood
                                                 Executive Vice President and
                                                 Chief Financial Officer


















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                                 EXHIBIT INDEX


EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

99.1       Letter dated March 22, 2001 from Carriage Services, Inc. to Mr. Lynn
           E. Turner, Chief Accountant, Securities and Exchange Commission, regarding the Company's conclusions regarding the application of SAB No. 101.






























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